UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

February 25, 2005

YAK COMMUNICATIONS INC.

(Exact name of registrant as specified in its charter)

Florida	0-33471	98-0203422
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

300 Consilium Place, Suite 500 Toronto, Ontario, Canada	M1H 3G2
(Address of principal executive offices)	(Zip Code)

(647) 722-2752

(Registrant’s telephone number including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On February 25, 2005, the Company received a letter from The Nasdaq Stock Market, Inc. (“Nasdaq”) notifying the Company that it was not in compliance with Nasdaq Marketplace Rule 4310(c)(14) which requires the Company to provide Nasdaq with copies of all periodic reports required to be filed with the Securities and Exchange Commission.

The Nasdaq letter relates to the Company’s announcement on February 24, 2005 (see the Company’s Current Report on Form 8-K filed with the Commission on February 24, 2005, which is incorporated herein by this reference) that it would be delayed in filing its Quarterly Report on Form 10-Q for the fiscal quarter ended December 31, 2004. As previously announced, the filing of the Form 10-Q is being delayed due to a continuing difference of opinion with its newly appointed auditors, Deloitte & Touche LLP (“Deloitte”), regarding the accounting treatment used by the Company to record a particular transaction and related tax effects. The Company’s Audit Committee, along with its advisors, continues to work with Deloitte in an effort to resolve this matter as soon as possible.

The Company intends to request an appeal hearing before a Nasdaq Listing Qualifications Panel to review the Nasdaq Staff’s determination in accordance with NASD Marketplace Rule 4800 Series. A hearing request will stay the delisting of the Company’s securities pending the Panel’s decision. The Nasdaq Hearings Department will determine the time and place of the hearing.

Item 7.01. Regulation FD Disclosure.

On February 25, 2005, the Company issued a press release announcing the receipt of the Nasdaq letter. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits.

(c)	Exhibits:

Exhibit Number	Description
99.1	Yak Communications Inc. Press Release dated February 25, 2005.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

YAK COMMUNICATIONS INC.

February 28, 2005	By:	/s/ Charles Zwebner
Charles Zwebner, President, Chief Executive Officer

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EXHIBIT INDEX

Exhibit Number	Description
99.1	Yak Communications Inc. Press Release dated February 25, 2005.

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